Exhibit 10.1

July 12, 2022

[Name and address of warrant holder]

Re: Reprice and Reload Offer of Ordinary Share Purchase Warrants

To Whom It May Concern:

Guardforce AI Co., Limited, a Cayman Islands corporation (the “Company”), is pleased to offer to you the opportunity to receive restricted Ordinary Shares, par value $0.003 per share (“Ordinary Shares”), as described below in consideration for the exercise of the Ordinary Share purchase warrants (the “Existing Warrants”) set forth on your signature page attached hereto currently held by you (the “Holder”). Additionally, the Company is pleased to offer to you the opportunity to consent to the reduction of the exercise price of the Existing Warrants currently held by you pursuant to Section 3(h) of the Existing Warrants. The issuance of the Ordinary Shares, underlying the Existing Warrants (“Existing Warrant Shares”) has been registered pursuant to registration statements on Form F-1 (including a post-effective amendment thereto on Form F-3, File No. 333-258054) and F-3 (File No. 333-262441) (the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants, will be effective for the issuance of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for cash exercising certain of the Existing Warrants held by you on or before 9:00 a.m. (New York City time) on July 13, 2022 (the “Warrant Exercise”), the Company hereby offers (i) to issue to you or your designees one-half (1/2) of an Ordinary Share (the “Share Consideration”) for each Warrant Share issued pursuant to each Warrant Exercise that occurs from and after the date hereof and prior to 9:00 a.m. on July 13, 2022, and (ii) a reduction of the exercise price of the Existing Warrants to $0.238 per share (as reduced from the current exercise price of $1.15 per share). The Share Consideration shall be issued in book-entry form and the Company shall deliver to each Holder an account statement reflecting the Share Consideration.

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s deemed exercise of the number of Existing Warrants as set forth on the Holder’s signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 9:00 a.m. (New York City time) on July 13, 2022.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants (1) that, as of the date hereof it is an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the Share Consideration will consist of restricted Ordinary Shares and any certificates representing the Share Consideration will contain restrictive legends when issued, and the Share Consideration will not be registered under the Securities Act, and (2) that the Share Consideration is being acquired for such Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 9:00 a.m. (New York City time) on July 13, 2022, the Company shall (i) issue a press release disclosing all material terms of the transactions contemplated hereunder, (ii) file a Report on Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto, and (iii) file prospectus supplements to the Registration Statements disclosing the transactions contemplated hereby, including the reduction of the exercise price of the Existing Warrants ((i), (ii) and (iii), collectively, the “Required Filings”), in each case on or before 9:30 a.m. (New York City time) on July 13, 2022. Upon the release or filing, as the case may be, of the first of the Required Filings so released or filed by the Company, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the earliest of the issuance of the Required Filings, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Upon the earliest of the issuance of the Required Filings, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Required Filings.

The Company represents, warrants and covenants that, upon acceptance of this offer, all of the Existing Warrant Shares being exercised shall be delivered electronically through the Depository Trust Company within one (1) Trading Day of the date the Company receives the Aggregate Exercise Price (or, with respect to Ordinary Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within one (1) Business Day of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). Except as set forth herein, the terms of the Existing Warrants, including but not limited to the obligations to deliver the Existing Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Existing Warrants.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Ordinary Share purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six months after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement. If, and whenever on or after the date hereof until six months after the date hereof, the Company enters into an Other Warrant Exercise Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Exercise Agreement.

The Holder acknowledges that it has had the opportunity to review the public filings made by the Company with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of investing in the Company’s securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

The Holder and the Company are parties to one or both of the following securities purchase agreements (i) a Securities Purchase Agreement, dated January 18, 2022 (the “January 2022 SPA”) and (ii) a Securities Purchase Agreement, dated April 6, 2022 (the “April 2022 SPA” and, together with the January 2022 SPA, the “SPAs”). The Company and the Holder agree to amend and/or waive certain provisions of the SPAs as follows: (i) Subsection (b) of Section 4.12 of the January 2022 SPA (Subsequent Equity Sales) is hereby deleted; and (ii) Subsection (b) of Section 4.10 of the April 2022 SPA (Subsequent Equity Sales) is hereby deleted. Except as aforesaid, the SPAs remain unmodified and in full force and effect.

The Company and the Holder acknowledge and agree that as a result of the transactions contemplated by this letter agreement, the exercise price of the warrants issued by the Company in the public offering under Registration Statement No. 333-258054, which became effective on September 28, 2021 (the “Public Warrants”), is being reduced to $0.16. For the avoidance of doubt, if the Company engages in a variable rate transaction after the date hereof that does not contain any floor price, then the exercise price of the Public Warrants may then be reduced to the floor price of $0.003, which is equal to the par value of the Company’s Ordinary Shares.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares.

This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: olivia.wang@guardforceai.com, attention: Lei (Olivia) Wang, Chief Executive Officer, on or before 9:00 am (New York City time) on July 13, 2022.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

Guardforce AI Co., Limited

By:
Name:	Lei (Olivia) Wang
Title:	Chief Executive Officer

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Existing Warrant Shares:

Number of Existing Warrants being exercised contemporaneously with signing this letter:

Aggregate Exercise Price of the Existing Warrants being exercised contemporaneously with signing this letter:

$

Number of Ordinary Shares Constituting Share Consideration:

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Broker Contact:

Account #:

Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder and agrees to the following covenants:

(a) Registration Statements. The Existing Warrant Shares are registered for issuance on Registration Statements on Form F-1 (including a post-effective amendment thereto on Form F-3, File No. 333-258054) and F-3 (File No. 333-262441, respectively) (the “Registration Statements”) and the Company knows of no reason why such Registration Statements shall not remain effective for the foreseeable future.

(b) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the transactions contemplated by this agreement, other than: (i) the filings required pursuant to this agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Share Consideration in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(e) Offering Generally. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market. No registration under the Securities Act is required for the offer and sale of the Share Consideration by the Company as contemplated hereby. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Share Consideration to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(f) Issuance of Share Consideration. The issuance of the Share Consideration is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

(g) Legends and Transfer Restrictions.

(i) The Share Consideration may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Share Consideration other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Share Consideration under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii) The undersigned agrees to the imprinting, so long as is required by this Section (g), of a legend on any certificate representing the Share Consideration in the following form:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ORDINARY SHARES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. .

The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Share Consideration to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured Share Consideration to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Share Consideration may reasonably request in connection with a pledge or transfer of the Share Consideration.

(iii) Certificates evidencing the Share Consideration shall not contain any legend (including the legend set forth in Section (g)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Share Consideration pursuant to Rule 144, (iii) if such Share Consideration is eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section (g), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the undersigned to the Company or the Transfer Agent of a certificate representing the Share Consideration, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (g). Certificates for Share Consideration subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(iv) In addition to such undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Share Consideration (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section (g)(iii), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the undersigned by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such undersigned that is free from all restrictive and other legends and (b) if after the Legend Removal Date such undersigned purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such undersigned of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such undersigned anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such undersigned’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Ordinary Shares included in the Share Consideration that the Company was required to deliver to such undersigned by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such undersigned to the Company of the applicable Share Consideration (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(h) Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Share Consideration may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the Share Consideration and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Share Consideration, an amount in cash equal to two percent (2.0%) of one-half of the aggregate Exercise Price of the undersigned’s Existing Warrants as set forth on the signature page of the letter agreement of which this Annex forms a part and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the Share Consideration pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (h) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(i) Listing of Ordinary Shares. The Company shall apply to list or quote all of the Share Consideration on the Nasdaq Capital Market and use its commercially reasonable efforts to promptly secure the listing of all of the Share Consideration on the Nasdaq Capital Market.

(j) Subsequent Equity Sales. From the date hereof until 30 days from the date hereof, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or (ii) file any registration statement or any amendment or supplement thereto.

7